ITEM 77D/77Q1(B) - POLICIES WITH RESPECT TO SECURITIES INVESTMENTS:

Columbia Funds Series Trust

Columbia Large Cap Growth Fund II (formerly known as Columbia Marsico 21st Century Fund)

Effective November 20, 2015, the Fund made certain changes to its principal investment strategies, including the additional of an 80% investment policy. Such revised principal investment strategies and policy are described in a supplement, dated November 20, 2015, to the Fund’s prospectus filed with the Securities and Exchange Commission on November 20, 2015 pursuant to Rule 497 under the Securities Act of 1933 (Accession No. 0001193125-15-383079), which is hereby incorporated by reference as part of the response to Items 77D and 77Q1 of Form N-SAR.

Columbia Large Cap Growth Fund III (formerly known as Columbia Marsico Focused Equities Fund)

Effective November 20, 2015, the Fund made certain changes to its principal investment strategies, including the additional of an 80% investment policy. Such revised principal investment strategies and policy are described in a supplement, dated November 20, 2015, to the Fund’s prospectus filed with the Securities and Exchange Commission on November 20, 2015 pursuant to Rule 497 under the Securities Act of 1933 (Accession No. 0001193125-15-383079), which is hereby incorporated by reference as part of the response to Items 77D and 77Q1 of Form N-SAR.

Columbia Large Cap Growth Fund V (formerly known as Columbia Marsico Growth Fund)

Effective November 20, 2015, the Fund made certain changes to its principal investment strategies including the addition of an 80% investment policy. Such revised principal investment strategies and policy are described in a supplement, dated November 20, 2015, to the Fund’s prospectus filed with the Securities and Exchange Commission on November 20, 2015 pursuant to Rule 497 under the Securities Act of 1933 (Accession No. 0001193125-15-383079), which is hereby incorporated by reference as part of the response to Items 77D and 77Q1 of Form N-SAR.

Columbia Select Global Growth Fund

Effective November 20, 2015, the Fund changed its name from Columbia Marsico Global Fund and made certain changes to its principal investment strategies including employment of a focused investing style and investment in derivatives, including forward foreign currency contracts, for hedging purposes. Such revised policies are described in a supplement, dated September 23, 2015, to the Fund’s prospectus filed with the Securities and Exchange Commission on September 23, 2015, pursuant to Rule 497 under the Securities Act of 1933 (Accession No. 0001193125-15-326382), which is hereby incorporated by reference as part of the response to Items 77D and 77Q1 of Form N-SAR.